                                                                   EXHIBIT 10.10



 AMENDMENT TO RESELLER AGREEMENT BETWEEN MARIMBA, INC. AND TIVOLI SYSTEMS, INC.

REFERENCE AGREEMENT NUMBER: RES9700332                    AMENDMENT NO: 01

MARIMBA NAME AND ADDRESS:                   RESELLER NAME AND ADDRESS:
Marimba, Inc. ("Marimba")                   Tivoli Systems, Inc. ("Reseller")
440 Clyde Avenue                            9442 Capital of Texas Highway North
Mountain View, CA 94043                     Austin, TX 78792

MARIMBA COMPANY CONTACT:                    RESELLER COMPANY CONTACT:
Todd Smithline                              Howard J Nicholas
Legal Counsel                               Manager, Contract Services,
Phone:  (650) 930-5233                      Business Operations
Fax:  (650) 930-5605                        Phone:  (512) 436-8616
                                            Fax:  (512) 436-8461

WHEREAS, since the Reseller Agreement by and between Marimba and Reseller dated as of August 14, 1997 (the "Reseller Agreement") was originally signed, Reseller and Marimba have agreed to modify the terms under which Reseller resells the Marimba Products;

NOW THEREFORE, in consideration of agreements reached between the parties, the Reseller Agreement is hereby amended as follows (this "Amendment"):

1. Definitions. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Reseller Agreement.


2. Section 2. Delivery of the Products and Promotional Material. Add the following provisions:

Reseller and Marimba agree that a hot link to Reseller's web site will be established for distribution of Marimba's demonstration Product software download.

Distribution of the Product by Reseller will be delivered in the following manner, but not be limited to:

        1)      Order is placed by the Reseller sales force

        2) If order exceeds [***]* and Marimba and Reseller have agreed to a special discount, discount must be authorized in advance in writing by VP of Sales of Marimba

        3) Order and associated licensing paperwork is delivered to Tivoli Business Operations for processing

        4) Reseller places an order with Marimba including the following information:

                a. Enabling Key request per Attachment D - 1 of the Reseller Agreement

                b.      Reseller License Fee for the Product

                c. Unique customer identifier, customer location, User Access Licenses purchased (number and type)

        5)      Marimba issues the electronic license keys to Reseller

        6) Reseller provides the electronic license keys to the Reseller customer along with the Product download information to the customer (customer can download off Tivoli's cross-site.com web site.

        7) Marimba invoices Reseller monthly based upon the number of license keys given to Reseller and Reseller's reports to Marimba.

Marimba agrees to reconcile the monthly reports it receives from Reseller with Marimba's records of the total number of electronic keys distributed each month within thirty (30) days following the end of the calendar month in which the keys were distributed.



TIVOLI - MARIMBA RESELLER AGREEMENT AMENDMENT

[*] CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED
    SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3. Section 3. Section 3 is deleted in its entirety and replaced by the following:

"3. End-User Restrictions. No distribution or license of a Copy by Reseller shall be made except pursuant to Marimba's then-current end-user license agreement for such Product (the "Marimba Product License")(the current version of which for each Product is set forth in the Reseller License Guide attached as Attachment C). Reseller may also license the Products under an enforceable end-user license of either Reseller or IBM (a "Reseller License"), provided that such Reseller License: (a) is consistent with and not less protective of Marimba than the terms of the Marimba Product License (including, but not limited to, with respect to limitation of liability, copying, reverse engineering, redistribution, export, government end users, copyright and intellectual property right protection (including reservation of rights and prohibition of removal of copyright notices)); (b) does not contain any representation or warranty made on behalf of Marimba or its suppliers not contained in the Marimba Product License and (c) contains in all material respects the same terms and restrictions in the Marimba Product License regarding permitted use, users and duplication (i.e., access and user license terms). Reseller shall obtain the advance written consent of the Marimba Legal Department before issuing any license not in compliance with this Section 3. Reseller shall use reasonable commercial efforts to enforce or cooperate with Marimba in the enforcement of the end-user license for each Copy distributed by Reseller."

3. Section 12. Term and Termination. Add the following provision:

"The parties agree that this Reseller Agreement will be superseded at its expiration by the OEM Agreement between Reseller and Marimba dated March 6, 1998. However, the General Availability date of the bundled OEM Application known as "Cross Site" may not occur until after such time as the Reseller Agreement expires. As a result, the parties agree that the Reseller Agreement will be extended automatically when it reaches its present expiration date of August 16, 1998 until the product Cross-Site is generally available or for a period not to exceed one hundred eighty (180) days, whichever first occurs.

This action provides Reseller the opportunity to complete the sales cycle on any outstanding proposals for the sale of Product under the Reseller Agreement and provides some overlap time between the Reseller Agreement and the OEM Agreement in the event of delays in the release of Cross Site."


4. Attachment A. Attachment A of the Reseller Agreement is deleted in its entirety and is replaced by Attachment A-1 attached to this Amendment.

5. Attachment C. Attachment C of the Reseller Agreement is deleted in its entirety and is replaced by Attachment C-1 attached to this Amendment.

6. Attachment D. Attachment D of the Reseller Agreement is deleted in its entirety and is replaced by Attachment D-1 attached to this Amendment.

The parties acknowledge that they have read this Amendment, understand it, and agree to be bound by its terms and conditions. Further, they agree that this Amendment and the referenced Reseller Agreement are the complete and exclusive statement of the agreement between the parties, superseding all proposals or communications between the parties relating to this subject. Any reproduction of this Amendment by reliable means will be considered an original of this document. This Amendment shall be effective as of the date last executed below.

TIVOLI SYSTEMS, INC.                           MARIMBA, INC.


By: /s/  HOWARD J. NICHOLAS                    By: /s/  STEVE WILLIAMS

Name: Howard J. Nicholas                       Name: Steve Williams

Title: Mgr. Contract Services                  Title: V.P. Sales

Date: June 1, 1998                             Date: May 27, 1998

                                ATTACHMENT A - 1

          Discount from U.S. Price List          [***]+  - Standard Discount

          Discount from U.S. Price List for      Reseller and Marimba will
          any single list price order in         consider each sale on a case by
          excess of [$***]+                      case basis; must be approved by
                                                 written agreement of VP of Sales
                                                 of Marimba

          Annual Support and Maintenance Fee     [***]+ of fee due to Marimba by
                                                 Reseller for each Copy of
                                                 Product

          Territory                              Worldwide

          Initial Commitment Amount*             [$***]+**


* - Reseller shall be deemed to have "consumed" all of the Initial Commitment Amount on the date on which it has distributed either hereunder, or under the OEM Agreement, in the aggregate, such number of Copies for which the fee payable to Marimba would equal the Initial Commitment Amount.

** Reflects balance as of August 14, 1997 (Effective Date of Reseller Agreement) only

Note: Any other special enterprise licensing terms shall be on a case by case basis upon mutual agreement of the parties. In addition, Marimba may prepare and offer to Reseller special bundle packs of the Products for distribution by Reseller which may include first year maintenance and support.



--------
+ CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                ATTACHMENT C - 1

                             RESELLER LICENSE GUIDE

                             [SUBSEQUENTLY AMENDED]

                                ATTACHMENT D - 1

                          INFORMATION FOR ENABLING KEY


Identification
Customer Name:
Customer Address:

Contact Information
Customer email:
Customer Phone:
Customer Fax:

Technical Contact Name:
Technical Contact Address:
Technical Contact email:
Technical Contact Phone:
Technical Contact Fax:


Configuration
User Access Licenses purchased:  (number and type)
Platform (Sun Solaris, WinNT 4.0, Win95, Mac)
Number of Channels (Unlimited/Standard):
Number of Users purchased (Intranet):
Host IP address:
Host Ethernet address:
Language (English, Japanese):
Version (International, US):


Year of Support/Maintenance Purchased:     _____ Yes           ______ No